                                                                       EXHIBIT 5

                               PALMER & DODGE LLP
                    One Beacon Street, Boston, MA 02108-3190

Telephone: (617) 573-0100                              Facsimile: (617) 227-4420

                                 June 25, 1998

Stone & Webster, Incorporated
245 Summer Street
Boston, MA  02210

      We are rendering this opinion in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by Stone & Webster, Incorporated (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or about the date hereof. The Registration Statement relates to (a) 3,000,000 shares of the Company's Common Stock, $1.00 par value (the "Common Stock"), to be issued by the Company in connection with (i) the merger of Stone & Webster Acquisition Corp. ("Merger Sub"), a wholly-owned subsidiary of the Company, with and into Power Technologies, Inc. ("PTI") (the "Merger") pursuant to an Agreement and Plan of Merger dated as of April 20, 1998 (the "Merger Agreement") among the Company, PTI and Merger Sub and (ii) from time to time in connection with future business combinations, acquisitions and mergers and (b) rights to receive shares of Common Stock as Contingent Merger Consideration and Additional Contingent Shares (as defined in the Merger Agreement) pursuant to the Merger Agreement (the "Rights").

      The Registration Statement includes two prospectuses: (i) a prospectus and proxy statement covering the shares of Common Stock and the Rights to be issued by the Company in connection with the Merger and (ii) a "base" prospectus covering the remaining shares of Common Stock that may be issued from time to time by the Company under the Registration Statement pursuant to Rule 415 under the Securities Act (the "Base Prospectus"). The Base Prospectus contemplates that it will be supplemented in the future by one or more supplements to the Base Prospectus (each a "Prospectus Supplement") setting forth the terms of any business combination, acquisition or merger transaction in which shares of Common Stock will be offered and sold pursuant to the Base Prospectus.

      We have acted as your counsel in connection with the preparation of the Registration Statement and are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the shares of Common Stock and the Rights covered by the Registration Statement. We have examined such documents as we consider necessary to render this opinion.

      Based upon the foregoing, we are of the opinion that:

      1. With respect to the shares of Common Stock to be issued in the Merger, upon issuance in accordance with the Merger Agreement, such shares will be duly authorized, validly issued, fully paid and nonassessable.

      2. With respect to the Rights to be issued in the Merger, upon issuance in accordance with the Merger Agreement, such Rights will be duly authorized, validly issued, fully-paid and non-assessable.

Stone & Webster, Incorporated
June 25, 1998
Page 2


      3. With respect to the shares of Common Stock to be issued in connection with future business combination, acquisition or merger transactions, (a) the Company has the authority pursuant to its Restated Certificate of Incorporation, as amended (the "Restated Certificate") to issue up to 40,000,000 shares of Common Stock and (b) upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment for such shares in the manner contemplated by such resolution and by the Registration Statement, the Base Prospectus and, when prepared in final form, the applicable Prospectus Supplement or Prospectus Supplements, such shares of Common Stock will be validly issued, fully paid and nonassessable.

      We hereby consent to the use of our name under the caption "Legal Opinions" in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,


                                    /s/ Palmer & Dodge LLP